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                    THERMACELL TECHNOLOGIES, INC.

                       SEC FILE NO. 333-22001

         PROSPECTUS SUPPLEMENT FILE PURSUANT TO RULE 424(b)(4)

                           APRIL 28, 1997

     John Pidorenko has arranged for the sale of 25,000 shares of Common Stock registered under cover of the Prospectus dated March 12, 1997. Such shares will be offered at the then prevailing market price through Monroe Parker Securities, Inc. without discount or commission. The sale is expected to occur on or after April 28, 1997.